EXHIBIT 99.1




CIRCLE GROUP RESPONDS TO WEB ATTACKS
October 08, 2004 6:37:00 PM ET


COMPANY TARGETED IN COORDINATED BUSINESS ASSASSINATION CAMPAIGN


MUNDELEIN, Ill., Oct. 8 /PRNewswire-FirstCall/ -- Circle Group Holdings, Inc. CXN reported today that it has been the target of a coordinated business assassination campaign by bloggers and chat room posters using the power of the Internet to harass and damage the Company, its business prospects, and the reputation of its founder. "Our business relationship with Nestle, for example, has been tortuously interfered with by a coordinated attack of anonymous phone calls, voice mails and emails to different people at Nestle," noted Greg Halpern, President and Chief Executive Officer of Circle Group. "These communications have been made not only to Nestle, but to our other business relationships as well, and have included an array of disparaging remarks, false claims and outright lies about our Company, our product Z-Trim and me personally. We are trying very hard to build a business and to create value for our shareholders, but the actions of a small group using the power and anonymity of the Internet has significantly harmed our Company," added Mr. Halpern.

In January 2004, Circle Group's subsidiary FiberGel Technologies, Inc. announced that it had signed an agreement with Nestle to supply Z-Trim to it for product development. Z-Trim is the Company's all natural, zero calorie, patented fat replacement product invented at the United States Department of Agriculture and exclusively marketed by Circle Group and FiberGel. After the testing process, the supply contract for Z-Trim was increased in May 2004.

"The consumer prepared food business is extremely competitive and companies take extraordinary steps to insure the confidentiality of their products under development. While news reports stated at the time that Z-Trim was being tested in various Nestle products, Circle Group never made any announcement in that regard as required by our confidentiality agreement with Nestle," stated Mr. Halpern. "While we were able to meet Z-Trim shipments under the original agreement, time line requirements and demand increased substantially in May. Although we were delivering Z-Trim to Nestle during the summer, after expanding our third party contract manufacturing capabilities, our production capacity was not satisfactory to meet the increased demand, which is why we were doing our best to complete construction of our own manufacturing facility. While in the process of preparing to schedule an inspection of our new production facility in Mundelein by Nestle officials, we were subjected to significantly increased web, email and telephone assaults, including numerous daily calls to Nestle. Although, we are not currently shipping product to them at this time, we are optimistic about our future relationship and will continue to honor our non-disclosure with them," added Mr. Halpern.

"We highly value every opportunity with our customers, but we take exception to the suggestion that Circle Group's success will be determined by any one company or customer, or any one deal. These attacks only strengthen our resolve. Our company remains committed to bringing to market our technologies, which were developed by renowned scientists to help combat two of the world's most serious problems -- obesity and terrorism. With the new FiberGel plant now in operation, our business opportunities for Z-Trim and Z- Bind increasing, and having accelerated the timetable for our defense technologies, we feel our future prospects are strong," said Halpern. "With regard to the malicious attacks on us, we have taken the necessary legal steps to address the problem and protect future shareholder interests."

About Circle Group Holdings, Inc.

Circle Group Holdings, Inc. CXN(http://www.crgq.com ) is a pioneer of emerging technology companies. The Company provides small business infrastructure, funding and substantial intellectual capital to bring important and timely life-changing technologies to market through all early phases of the commercialization process. All Company press releases are available at http://www.crgq.com/HTML/breakingNews.html .

About FiberGel Technologies

FiberGel owns the worldwide rights to Z-Trim for all fields of use. Invented over many years by Outstanding Senior Research Scientist Dr. George Inglett (http://www.thesoydailyclub.com/Research/ars2132002.asp ) at the United States Department of Agriculture (USDA), Z-Trim is a patented, zero calorie, multi-functional, fiber food ingredient from corn that lowers carbs, calories, and fat in most foods without affecting taste or texture. For more information about FiberGel Technologies, visit http://ztrim.com .

About Z-Amaize Technologies, Inc.

Z-Amaize is a wholly owned subsidiary of Circle Group Holdings created to market its line of Z-Bind industrial adhesive resin and polymer extenders for use by the plywood, concrete and construction industries. Z-Bind emerged from research performed by its FiberGel Technologies product development group and represents a new line of affordable and environmentally friendlier adhesives. For more information about Z-Bind visit http://www.crgq.com/zbind .

About ThraxVac

ThraxVac is an Anthrax/Bacterial Spore Collection and Elimination device technology developed at the U.S. Department of Energy's Brookhaven National Laboratory, Department of Energy Science & Technology, by Dr. Carl J. Czajkowski and Dr. Barbara Panessa-Warren under its federally funded Threat Reduction Program. Circle Group acquired the worldwide rights to the patent- pending ThraxVac Technology, a flexible device that simultaneously captures and kills Anthrax and other Bacterial Spore biohazards. The device's novel second stage "tricks" captured spores into germinating thus, rendering themselves vulnerable. In the third stage, the stream of newly activated spores is exposed to alpha particle bombardment via a small, safe, self- contained, low-level polonium source that damages the spores' DNA containing protoplast -- effectively killing the spore and making it incapable of germinating or producing infection. http://www.crgq.com/thraxvac

About Mini-Raman Lidar

Circle Group Holdings, Inc. acquired the worldwide rights to The Mini- Raman Lidar system, a patented short-range tool to screen unknown substances in the field, which was developed by Brookhaven National Laboratory DOE. The Mini-Raman Lidar system (MRLS), is an outgrowth of ongoing research in Raman Lidar, can be used to look for chemicals resulting from chemical, or biological weapons, narcotics or other illegal drug processing, and accidents involving hazardous materials on any surface (e.g., ground, buildings, clothing, vegetation). Chemicals are identified through analysis of the Raman scattering generated by laser illumination of the target area. Mini-Raman Lidar holds great benefits to the nation as a first-use response technology in the event of a chemical or biological weapons attack, as a crime-scene analysis tool, and as a mapping and analysis technology for environmental investigations. Not only does Raman scattering provide unique fingerprints by which unknown substances can be identified, but the overall Lidar system also provides for non-contact analysis -- a significant safety feature for law enforcement and emergency response personnel. http://www.crgq.com/mrls

Forward-Looking Statements

Statements made in this news release that relate to future plans, events or performances are forward-looking statements. Any statement containing words such as "believes," "anticipates," "plans," or "expects," and other statements which are not historical facts contained in this release are forward-looking, and these statements involve risks and uncertainties and are based on current expectations. Consequently, actual results could differ materially from the expectations expressed in these forward-looking statements. Reference is made to the Company's filings with the Securities and Exchange Commission for a more complete discussion of such risks and uncertainties.

Contact: Steve Cohen
Voice:   847-549-6002
Email:   ir@crgq.com

(c) 2004 PRNewswire